UNITED STATES BANKRUPTCY COURT

                          SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------X
                                  :
In re                             :              Chapter 11
                                  :
Enron Corp.                       :              Case No. 01-16034
                                  :
                       Debtor.    :              Jointly Administered
------------------------------------------------X

                         STATEMENT OF FINANCIAL AFFAIRS

          This statement is to be completed by every debtor. Spouses filing a joint petition may file a single statement on which the information for both spouses is combined. If the case is filed under chapter 12 or chapter 13, a married debtor must furnish information for both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed. An individual debtor engaged in business as a sole proprietor, partner, family farmer, or self-employed professional, should provide the information requested on this statement concerning all such activities as well as the individual's personal affairs.

          Questions 1 - 18 are to be completed by all debtors. Debtors that are or have been in business, as defined below, also must complete Questions 19 -
25. If additional space is needed for the answer to any question, use and attach a separate sheet properly identified with the case name, case number (if known), and the number of the question.

                             GLOBAL NOTES REGARDING
                  DEBTORS' BANKRUPTCY SCHEDULES AND STATEMENTS

1. The Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the "Bankruptcy Schedules") of Enron Corp. ("Enron") and its affiliated debtors in the above-captioned, jointly administered Chapter 11 cases (collectively, the "Debtors") have been prepared pursuant to 11 U.S.C.ss.521 and Rule 1007 of the Federal Rules of Bankruptcy Procedure by management of the Debtors and are unaudited. The financial affairs and businesses of the Debtors are extremely large and complex. While the Debtors' management has made every reasonable effort to ensure that the Bankruptcy Schedules are accurate and complete, based upon information that was available to them at the time of preparation, the subsequent receipt of information may result in material changes to financial data and other information contained in the Bankruptcy Schedules and inadvertent errors or omissions may exist. Moreover, because the Bankruptcy Schedules contain unaudited information which is subject to further review and potential adjustment, there can be no assurance that these Bankruptcy Schedules are complete. The Debtors reserve all rights to amend the Bankruptcy Schedules, in all respects, as may be necessary or appropriate, including, but not limited to, the right to dispute or to assert offsets or defenses to any claim reflected on the Bankruptcy Schedules as to amount, liability or classification, or to otherwise subsequently designate any claim as "disputed," "contingent" or "unliquidated." Furthermore, nothing contained in the Bankruptcy Schedules shall constitute a waiver of rights with respect to these Chapter 11 cases and specifically with respect to any issues involving substantive consolidation, equitable subordination and/or causes of action arising under the provisions of Chapter 5 of the Bankruptcy Code and other relevant nonbankruptcy laws to recover assets or avoid transfers.

2. Unless otherwise indicated, all asset amounts are listed as of month-end prior to each Debtor's respective Petition Date, and claim amounts are listed as of each Debtor's respective Petition Date.

3. Unless otherwise indicated, amounts reflect U.S. dollars, translated from other currencies as of the Petition Date where applicable.

4. Given the differences between the information requested in the Bankruptcy Schedules and the financial information utilized under generally accepted accounting principles, the aggregate asset values and claim amounts set forth in the Bankruptcy Schedules do not reflect the amounts that would be set forth in a balance sheet for such Debtor prepared in accordance with generally accepted accounting principles. In addition, not all of the direct and indirect subsidiaries of Enron have filed for protection under Chapter 11. Accordingly, combining the assets and claims set forth in the Bankruptcy Schedules of the Debtors would result in amounts that would be substantially different from financial information regarding Enron and its subsidiaries that would be prepared on a consolidated basis under generally accepted accounting principles.

5. It would be prohibitively expensive, unduly burdensome and time-consuming to obtain current market valuations of the Debtors' property interests. Accordingly, unless otherwise indicated, net book values, rather than current market values, of the Debtors' interests in property are reflected on each Debtor's respective Schedules A and B. Assets that have been fully depreciated or were expensed for accounting purposes have no net book value. As reported in the Form 8-K filed by Enron Corp. on April 22, 2002, current management has not undertaken, and does not intend to undertake, a comprehensive review of accounting adjustments, including asset impairments and write-downs, related to previously reported financial information. Therefore, the reader should not place undue reliance upon the book values associated with assets listed in Schedules A and B.

6. Each Debtor's Schedule B identifies its ownership interests, if any, in any subsidiary or partnership it owns directly, but does not list any subsidiary or partnership that the Debtor owns indirectly. Amounts related to the investment in consolidated subsidiaries exclude equity earnings (losses) related to the period from January 1, 2001 to the Petition Date since these earnings (losses) are typically recorded at year-end. These equity earnings (losses) related to investments in consolidated subsidiaries are also excluded from the Statements of Financial Affairs, item 2.

These Global Notes Regarding Debtors' Bankruptcy Schedules And Statements comprise an integral part of the Bankruptcy Schedules and should be referred to and considered in connection with any review of the Bankruptcy Schedules.

                             GLOBAL NOTES REGARDING
                  DEBTORS' BANKRUPTCY SCHEDULES AND STATEMENTS

7. In the event that a Debtor was not an Enron affiliate during the relevant period prior to its filing, the Bankruptcy Schedules include information related to the period prior to its acquisition by Enron only if that information is readily available.

8. Prior to the Petition Date, the Debtors participated in a consolidated cash management system through which certain payments were made by one entity on behalf of another. These payments have generally been reported on the Bankruptcy Schedules of the appropriate Debtor on whose behalf they were made, and an intercompany receivable and payable recorded. The financial affairs and businesses of the Debtors are extremely large and complex. The Debtors have made every reasonable effort to reflect all payments, assets and liabilities within the proper entity but no assurances can be made in this regard.

9. It is likely that certain Debtors may have posted cash collateral and/or obtained surety bonds or letters of credit on behalf of, and in the name of, other Enron affiliates, including those that may currently be Debtors. Accordingly, a Debtor may possess contingent and unliquidated claims against affiliated entities (both debtor and non-debtor) for various financial accommodations and similar benefits it has extended from time to time, including, but not limited to, contingent and unliquidated claims for contribution, reimbursement, and/or indemnification arising from various
     (i) letters of credit, (ii) surety bonds, (iii) guarantees, (iv) indemnities and (v) tax sharing agreements, as noted in Schedule B-20.

10. In the circumstances where the Bankruptcy Schedules require information regarding insiders and/or officers and directors, included herein are (a) outside board members and (b) employee board members and employees that are, or were, managing director or above. For the purposes of disclosure regarding payments made to insiders, the Debtors have taken a broad-based conservative approach and included payments to all employees who were managing directors or above. Employees have been included in this broad-based approach for informational purposes only and should not all be deemed to be "insiders" in terms of control of the Debtors, management responsibilities or functions, decision-making or corporate authority and/or as otherwise defined by applicable law, or with respect to any theories of liability or for any other purpose. Addresses of employees are generally not included on the Bankruptcy Schedules.

11. During the 90 days prior to the Petition Date, some of the Debtors may have been involved in certain transactions that could be construed as setoffs. Such transactions could take the form of payment setoffs, book outs or netting pursuant to master agreements, among others. The Debtors are in the process of reviewing all transactions in the 90 days prior to the Petition Date to determine if any of the transactions should be challenged under any of the provisions of the Bankruptcy Code.

12. The Debtors have not included on Schedule D parties that may believe their claims are secured through setoff rights, deposits posted by, or on behalf of, the Debtor, or inchoate statutory lien rights. Such counterparties have been listed in Schedule F.

13. Certain of the Debtors have engaged in the trading of commodities and have assets and liabilities related to these activities. The reference to "commodity" in the Bankruptcy Schedules does not constitute an admission by the Debtors that the subject being referenced is in fact a "commodity," as such term is used in the Bankruptcy Code. The portion that relates to settled trades has been priced in accordance with the terms of the contract and recorded as Trade Accounts Receivable or Accounts Payable. The portion of this activity that relates to contracted-for trading activity in future periods (i.e., open and/or unsettled trades) is recorded as Price Risk Management Assets or Liabilities, as the case may be. On Schedule F, Price Risk Management Liabilities are referred to as "Trading Contract Claims."

14. Trade Accounts Receivable are presented net of allowance for doubtful accounts, but without consideration for any liabilities related to mutual counterparty accounts payable, open or terminated contract liabilities, liquidated damages, setoff rights or collateral held by the Debtor. Likewise, Accounts Payable are shown without consideration for accounts receivable, open or terminated contracts, liquidated damages, setoff rights or collateral that has been posted on behalf of the counterparty. If these accounts were shown net of potential setoffs, the dollar amounts could change significantly.

These Global Notes Regarding Debtors' Bankruptcy Schedules And Statements comprise an integral part of the Bankruptcy Schedules and should be referred to and considered in connection with any review of the Bankruptcy Schedules.

                             GLOBAL NOTES REGARDING
                  DEBTORS' BANKRUPTCY SCHEDULES AND STATEMENTS

15. Some of the Debtors' scheduled assets and liabilities, such as those from price risk management activity, are unknown and unliquidated at this time. In such cases, the amounts are listed as "Unknown." Accordingly, the Bankruptcy Schedules do not fully reflect the aggregate amount of the Debtors' assets and liabilities.

16. Prior to the Petition Date, Enron entities that entered into trading contracts with third parties also entered into offsetting swap agreements with Risk Management and Trading Co. ("RMTC"), an Enron affiliate. Therefore, each Debtor's Price Risk Management Assets and Liabilities may have offsetting intercompany Price Risk Managements Assets and Liabilities with RMTC. Due to numerous terminations on or shortly before the Petition Date, these assets and claims have been reported as "unknown" in the Bankruptcy Schedules.

17. Inventory is presented without consideration for any potential warehousemen's liens.

18. Pursuant to various orders issued by the Court, the Debtors were authorized to pay certain outstanding pre-petition claims, including, but not limited to, claims relating to or held by: (i) critical vendors, (ii) common carriers, warehousemen, customs duties and customs broker charges and foreign creditors, (iii) employee compensation, benefits, reimbursable business expenses and related administrative costs, (iv) sales and use taxes, (v) reclamation rights and (vi) workers' compensation, insurance policies and captive insurance program. To the extent claims have been paid, such claims have not been listed on the Debtors' Bankruptcy Schedules.

19. The businesses of the Debtors are complex. While every reasonable effort has been made to ensure the accuracy of Schedule G regarding executory contracts and unexpired leases, inadvertent errors or omissions may have occurred. The Debtors hereby reserve all of their rights to dispute the validity, status or enforceability of any contract, agreement, or lease set forth in Schedule G that may have expired or may have been modified, amended, and supplemented from time to time by various amendments, restatements, waivers, estoppel certificates, letter and other documents, instruments, and agreements which may not be listed therein. Certain of the leases and contracts listed on Schedule G may contain certain renewal options, guarantees of payment, options to purchase, rights of first refusal, and other miscellaneous rights. Such rights, powers, duties and obligations are not set forth on Schedule G. Certain of the executory agreements may not have been memorialized and could be subject to dispute. In addition, the Debtors may have entered into various other types of agreements in the ordinary course of their business, such as easements, right of way, subordination, non-disturbance and attornment agreements, supplemental agreements, amendments/letter agreements, title agreements and confidentiality agreements. Such documents are not set forth in Schedule G. Certain of the agreements listed on Schedule G may be in the nature of conditional sales agreements or secured financings. The Debtors reserve all of their rights to dispute or challenge the characterization of the structure of any transaction, or any document or instrument (including without limitation, any intercompany agreement) related to a creditor's claim. Certain of the contracts, agreements, and leases listed on Schedule G may have been entered into by more than one of the Debtors.

20. Members of the Enron Corp. affiliated group, Enron Renewable Energy Corp. affiliated group, or any other affiliated group (as defined inss.1504 of the Internal Revenue Code) referred to in the Statements of Financial Affairs, item 24 are codebtors with the Debtors with respect to their income tax liability. These codebtors are not separately listed in Schedule
     H. Additionally, given the nature of the Debtors' businesses, third party claims against one Debtor may be supported by guarantees issued by another Debtor. In such situations, the Debtor acting as the guarantor has not been listed as a codebtors on Schedule H. However, the possible guarantee claim has been listed on Schedule F of the Debtor that issued the guarantee.

These Global Notes Regarding Debtors' Bankruptcy Schedules And Statements comprise an integral part of the Bankruptcy Schedules and should be referred to and considered in connection with any review of the Bankruptcy Schedules.

In re: Enron Corp
Case No. 01-16034


                         STATEMENT OF FINANCIAL AFFAIRS

1.   Income from employment or operation of business

     State the gross amount of income the debtor has received from employment, trade, or profession, or from operation of debtor's business from the beginning of this calendar year to the date this case was commenced. State also the gross amounts received during the two years immediately preceding this calendar year. (A debtor that maintains, or has maintained, financial records on the basis of a fiscal rather than a calendar year may report fiscal year income. Identify the beginning and ending dates of the debtor's fiscal year.) If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income of both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     The purpose of this entity is to serve as the parent company.

     ===========================================================================
                 YEAR                        SOURCE                   AMOUNT
     ---------------------------------------------------------------------------
     November 30, 2001 Year-to-Date    TOTAL GROSS REVENUES (a)   ($955,916,263)
     ---------------------------------------------------------------------------
     Year Ending December 31, 2000     TOTAL GROSS REVENUES (a)    ($93,192,665)
     ---------------------------------------------------------------------------
     Year Ending December 31, 1999     TOTAL GROSS REVENUES        $296,049,576
     ---------------------------------------------------------------------------
     Note: (a) Total Gross Revenues were negative for the periods due to mark-to-market losses attributable to financial instruments and fair value adjustments to merchant assets.
     ===========================================================================

In re: Enron Corp
Case No. 01-16034


2.   Income other than from employment or operation of business.

     State the amount of income received by the debtor other than from employment, trade, profession, or operation of the debtor's business during the two years immediately preceding the commencement of this case. Give particulars. If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ================================= ============================================== ===========================
                   YEAR                                   SOURCE                                AMOUNT
     --------------------------------- ---------------------------------------------- ---------------------------
     November 30, 2001 Year-to-Date    Equity Earnings/(Losses) - Unconsolidated             ($336,687,847
                                       Other Income - Gain/(Loss) on Sale of Assets            (41,857,655)
                                       Interest Income/(Loss) - Trade                           25,842,455
                                       Dividend Earnings                                         1,315,953
                                       Other Income - Gain/(Loss) Foreign Curr                  14,976,834
                                       Translation                                              15,332,562
                                       Other Income/(Loss)                                        (841,667)
                                       Other Income - Gain/(Loss) Consolidated Subs.            11,309,053
                                                                                        ------------------
                                       Dividend Income - Pref. Stk - Cons. Subs              ($310,610,312)
                                                                                        ===================
                                       TOTAL OTHER INCOME/(LOSS)
     --------------------------------- ---------------------------------------------- ---------------------------
     Year Ending December 31, 2000     Equity Earnings/(Losses) - Unconsolidated             ($373,663,323)
                                       Other Income - Gain/(Loss) on Sale of Assets                (37,576)
                                       Interest Income/(Loss) - Trade                           18,818,922
                                       Dividend Earnings                                         3,862,915
                                       Other  Income  -  Gain/(Loss)   Foreign  Curr             3,163,648
                                       Translation                                             (21,384,957)
                                       Other Income/(Loss)                                        (483,333)
                                       Other Income - Gain/(Loss) Consolidated Subs.            88,451,866
                                                                                          ----------------
                                       Dividend Income - Pref. Stk - Cons. Subs              ($281,271,838)
                                                                                          =================
                                       TOTAL OTHER INCOME/(LOSS)
     --------------------------------- ---------------------------------------------- ---------------------------
     Year Ending December 31, 1999     Equity Earnings/(Losses) - Unconsolidated               $46,644,219
                                       Other Income - Gain/(Loss) on Sale of Assets            461,834,871
                                       Interest Income/(Loss) - Trade                           25,601,917
                                       Dividend Earnings                                           460,390
                                       Other  Income  -  Gain/(Loss)   Foreign  Curr                53,558
                                       Translation                                              43,008,123
                                       Other Income/(Loss)                                      (5,507,201)
                                       Other Income - Gain/(Loss) Consolidated Subs.            37,842,764
                                                                                          ----------------
                                       Dividend Income - Pref. Stk - Cons. Subs               $609,938,641
                                                                                          ================
                                       TOTAL OTHER INCOME/(LOSS)

     ================================= ============================================== ===========================

In re: Enron Corp
Case No. 01-16034


3.   Payments to creditors.

     a. List all payments on loans, installment purchases of goods or services, and other debts, aggregating more than $600 to any creditor, made within 90 days immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

          ======================================== =========================== =================== ===================
                NAME AND ADDRESS OF CREDITOR             DATES OF PAYMENTS          AMOUNT PAID    AMOUNT STILL OWING
          ---------------------------------------- --------------------------- ------------------- -------------------
                 SEE EXHIBITS 3a.1 and 3a.2

          ---------------------------------------- --------------------------- ------------------- -------------------
          Note: Payments to creditors made within 90 days immediately preceding the commencement of this case have been provided in summary format by creditor.

          Note: Although the Debtor has not yet completed its review and analysis of all payments made to financial institutions during the 90 day period prior to the Petition Date, a number of such payments were made to financial institutions acting in their capacity as "agents" on behalf of others. Additionally, the payments to financial institutions included in this exhibit relate primarily to settlement of financial transactions related to commodity, interest rate and foreign currency contracts rather than debt service payments.
          ============================================================================================================

     b. List all payments made within one year immediately preceding the commencement of this case to or for the benefit of creditors who were insiders. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

          ======================================== =========================== =================== ===================
             NAME AND ADDRESS OF CREDITOR AND
                RELATIONSHIP OF DEBTOR                  DATES OF PAYMENTS          AMOUNT PAID     AMOUNT STILL OWING
          ---------------------------------------- --------------------------- ------------------- -------------------
              SEE EXHIBITS 3b.1, 3b.2 and 3b.3

          ======================================== =========================== =================== ===================

4.   Suits, executions, garnishments, and attachments.

     a. List all suits to which the debtor is or was a party within one year immediately preceding the filing of this bankruptcy case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

         ============================================= =========================== =================== ===================
               CAPTION OF SUIT AND CASE NUMBER             NATURE OF PROCEEDING        COURT AND           STATUS OR
                                                                                        LOCATION          DISPOSITION
         --------------------------------------------- --------------------------- ------------------- -------------------
                       SEE EXHIBIT 4a

         ============================================= =========================== =================== ===================

In re: Enron Corp
Case No. 01-16034


     b. Describe all property that has been attached, garnished, or seized under any legal or equitable process within one year immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning property of either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ========================================= ================================== ===============================
       NAME AND ADDRESS OF PERSON FOR WHOSE             DATE OF SEIZURE              DESCRIPTION AND VALE OF
           BENEFIT PROPERTY WAS SEIZED                                                       PROPERTY
     ----------------------------------------- ---------------------------------- -------------------------------
                       NONE

     ========================================= ================================== ===============================

5.   Repossessions, foreclosures, and returns.

     List all property that has been repossessed by a creditor, sold at a foreclosure sale, transferred through a deed in lieu of foreclosure or returned to the seller, within one year immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning property of either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ================================ =========================================== ===============================
      NAME AND ADDRESS OF CREDITOR     DATE OF REPOSSESSION, FORECLOSURE SALE,       DESCRIPTION AND VALE OF
                OR SELLER                         TRANSFER OR RETURN                         PROPERTY
     -------------------------------- ------------------------------------------- -------------------------------
                  NONE

     ================================ =========================================== ===============================

6.   Assignments and receiverships.

     a. Describe any assignment of property for the benefit of creditors made within 120 days immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include any assignment by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

         ================================ =========================================== ===============================
          NAME AND ADDRESS OF ASSIGNEE                DATE OF ASSIGNMENT                  TERMS OF ASSIGNMENT OR
                                                                                                SETTLEMENT
         -------------------------------- ------------------------------------------- -------------------------------
                      NONE

         ================================ =========================================== ===============================

     b. List all property which has been in the hands of a custodian, receiver, or court-appointed official within one year immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning property of either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

         =========================================== ============================ =================== ==================
               NAME AND ADDRESS OF CUSTODIAN         NAME AND LOCATION OF COURT     DATE OF ORDER      DESCRIPTION AND
                                                         CASE TITLE & NUMBER                          VALUE OF PROPERTY
         ------------------------------------------- ---------------------------- ------------------- ------------------
                            NONE
         =========================================== ============================ =================== ==================

In re: Enron Corp
Case No. 01-16034


7.   Gifts.

     List all gifts or charitable contributions made within one year immediately preceding the commencement of this case except ordinary and usual gifts to family members aggregating less than $200 in value per individual family member and charitable contributions aggregating less than $100 per recipient. (Married debtors filing under chapter 12 or chapter 13 must include gifts or contributions by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ============================================= ============================== ============== =====================
     NAME AND ADDRESS OF PERSON OR ORGANIZATION       RELATIONSHIP TO DEBTOR          DATE         DESCRIPTION AND
                                                                                                    VALUE OF GIFT
     --------------------------------------------- ------------------------------ -------------- ---------------------
                    SEE EXHIBIT 7

     ============================================= ============================== ============== =====================

8.   Losses.

     List all losses from fire, theft, other casualty or gambling within one year immediately preceding the commencement of this case or since the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include losses by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ============== ================================ ========================== ======================================
         DATE           DESCRIPTION OF PROPERTY          VALUE OF PROPERTY      DESCRIPTION OR CIRCUMSTANCES AND, IF
                                                                                LOSS WAS COVERED IN WHOLE OR IN PART
                                                                                   BY INSURANCE, GIVE PARTICULARS
     -------------- -------------------------------- -------------------------- --------------------------------------
                                 NONE

     -----------------------------------------------------------------------------------------------------------------
     Note: Excludes losses incurred in the ordinary course of business where the amount is de minimis and claims are either uninsured or below the amount of the property insurance deductible.
     =================================================================================================================

In re: Enron Corp
Case No. 01-16034


9.   Payments related to debt counseling or bankruptcy.

     List all payments made or property transferred by or on behalf of the debtor to any persons, including attorneys, or consultation concerning debt consolidation, relief under the bankruptcy laws, preparation of a petition in bankruptcy within one year immediately preceding the commencement of this case.

     ==================================== =================================== ========================================
          NAME AND ADDRESS OF PAYEE       DATE OF PAYMENT, NAME OF PAYOR IF     AMOUNT OF MONEY OR DESCRIPTION AND
                                                  OTHER THAN DEBTOR                      VALUE OF PROPERTY
     ------------------------------------ ----------------------------------- ----------------------------------------
         Weil, Gotshal & Manges LLP
                                          Within the year prior to the commencement of the Debtors' chapter 11 cases,
                                          Weil, Gotshal & Manges LLP has received from Enron Corp. and certain of its affiliates approximately $3.4 million for professional services performed and for reimbursement of related expenses relating to a variety of matters, including corporate affairs, the potential restructuring of the Debtors'
                                          financial obligations and, if necessary, the commencement of these chapter 11 cases, including advance retainers, aggregating approximately $7.4 million.
                                          These fees and expenses have been paid by the Debtors in the ordinary course of business and through partial application of an advance retainer.
                                          Accordingly, as of the Petition Date, Weil, Gotshal & Manges LLP maintains an advance retainer for services to be performed and reimbursement of related expenses in the prosecution of these chapter 11 cases of approximately
                                          $4 million, which will be applied to such allowances of compensation and reimbursement of expenses for Weil, Gotshal & Manges LLP as may be granted by the Court.
     ------------------------------------ ----------------------------------------------------------------------------

           Batchelder and Partners                    11/29/2001                            $1,275,000

     ------------------------------------ ----------------------------------- ----------------------------------------

              Blackstone Group                        11/26/2001                            $1,275,000

     ==================================== =================================== ========================================

10.  Other transfers.

     List all other property, other than property transferred in the ordinary course of the business or financial affairs of the debtor transferred either absolutely or as security within one year immediately preceding the commencement of this case. (Married debtors under chapter 12 or chapter 13 must include transfers by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     =============================================== ======================== ========================================
           NAME AND ADDRESS OF TRANSFEREE AND                 DATE               DESCRIBE PROPERTY TRANSFERRED AND
                 RELATIONSHIP TO DEBTOR                                                   VALUE RECEIVED
     ----------------------------------------------- ------------------------ ----------------------------------------
     EGRET I LLC                                            11/30/01          Value received: $500
     1400 Smith St.                                                           The property transferred is an
     TX 77002                                                                 investment in a Houston, consolidated
                                                                              subsidiary. The value received was an
                                                                              investment in PE Holding, LLC for the
                                                                              same amount as the investment in the
                                                                              transferee.

     Houston Pipe Line Company                               5/31/01          Value received: $352,500,000
     Houston, TX                                                              The property transferred is an
                                                                              investment in a consolidated
                                                                              subsidiary.
     -----------------------------------------------------------------------------------------------------------------
     See also attached exhibit 10a
     =================================================================================================================

In re: Enron Corp
Case No. 01-16034


11.  Closed financial accounts.

     List all financial accounts and instruments held in the name of the debtor or for the benefit of the debtor which were closed, sold, or otherwise transferred within one year immediately preceding the commencement of this case. Include checking, savings, or other financial accounts, certificate of deposit, or other instruments; shares and share accounts held in banks, credit unions, pension funds, cooperatives, associations, brokerage houses and other financial institutions. (Married debtors under chapter 12 or chapter 13 must include information concerning accounts or instruments held by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ============================================ ================================================== ========================
           NAME AND ADDRESS OF INSTITUTION         TYPE AND NUMBER OF ACCOUNT AND AMOUNT OF FINAL      AMOUNT AND DATE OF
                                                                       BALANCE                           SALE OR CLOSING
     -------------------------------------------- -------------------------------------------------- ------------------------
                   SEE EXHIBIT 11

     ============================================ ================================================== ========================

12.  Safe deposit boxes.

     List each safe deposit box or other box or depository in which the debtor has or had securities, cash, or other valuables within one year immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include boxes or depositories of either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     =================================== ========================================== =================== =====================
     NAME AND ADDRESS OF BANK OR OTHER       NAMES AND ADDRESSES OF THOSE WITH        DESCRIPTION OF    DATE OF TRANSFER OR
                 DEPOSITORY                     ACCESS TO BOX OR DEPOSITORY              CONTENTS        SURRENDER, IF ANY
     ----------------------------------- ------------------------------------------ ------------------- ---------------------
                    NONE
     =================================== ========================================== =================== =====================

In re: Enron Corp
Case No. 01-16034


13.  Setoffs.

     List all setoffs made by any creditor, including a bank, against debts or deposits of the debtor within 90 days preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

     ==================================== ========================================= ================================
        NAME AND ADDRESS OF CREDITOR                   DATE OF SETOFF                      AMOUNT OF SETOFF
     ------------------------------------ ----------------------------------------- --------------------------------
     Bank of America Corporation & Bank                   11/28/01                          $44,189,128.72
     of America N.A.
     100 N. Tryon Street                                  11/29/01                          $29,390,976.01
     Charlotte, NC 28255
                                                          11/30/01                          $49,607,569.39

     ------------------------------------ ----------------------------------------- --------------------------------

     Valhalla Transaction                                 11/29/01                           (See Note)

     ==================================== ========================================= ================================

     Note: On or about November 28, 2001, Deutsche Bank AG ("DBAG") purports to have exercised a contractual right of setoff against the Debtor, leaving a net balance allegedly due to DBAG by the Debtor in the amount of $39,764,394. The setoff involves a transaction pursuant to which DBAG purports to have offset its note payable due to the Debtor in the principal amount of $1.95 billion against an approximately $2 billion obligation due DBAG by Valhalla GmbH, an affiliate of the Debtor ("Valhalla"), and guaranteed by the Debtor. The $2 billion Valhalla allegedly owes DBAG arises from DBAG's asserted exercise of its right to put to Valhalla its interests in a participation rights agreement pursuant to which DBAG was granted the right to participate in profits and liquidation proceeds generated by a subsidiary of Valhalla. The Debtor is currently reviewing and analyzing the purported setoff by DBAG to determine the appropriateness and validity of same. Consequently, the $39,764,394 net payable allegedly due DBAG is listed on Schedule F as contingent and disputed.

14.  Property held for another person.

     List all property owned by another person that the debtor holds or controls.

     ==================================== ========================================= ================================
          NAME AND ADDRESS OF OWNER          DESCRIPTION AND VALUE OF PROPERTY           LOCATION OF PROPERTY
     ------------------------------------ ----------------------------------------- --------------------------------
                    NONE

     ---------------------------------------------------------------------------------------------------------------
     Note: Items under lease within the ordinary course of business are included in Schedule G.
     ===============================================================================================================

15.  Prior address of debtor.

     If the debtor has moved within the two years immediately preceding the commencement of this case, list all premises which the debtor occupied during that period and vacated prior to the commencement of this case. If a joint petition is filed, report also any separate address of either spouse.

     ==================================== ========================================= ================================
                   ADDRESS                               NAME USED                        DATES OF OCCUPANCY
     ------------------------------------ ----------------------------------------- --------------------------------
               NOT APPLICABLE

     ==================================== ========================================= ================================

In re: Enron Corp
Case No. 01-16034


16.  Spouses and Former Spouses

     If the debtor resides or resided in a community property state, commonwealth, or territory (including Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington, or Wisconsin) within the six-year period immediately preceding the commencement of the case, identify the name of the debtor's spouse and of any former spouse who resides or resided with the debtor in the community property state.

     ===========================================================================
     NAME
     ---------------------------------------------------------------------------

                      NOT APPLICABLE

     ===========================================================================

17.  Environmental Information

     For the purpose of this question, the following definitions apply:


          "Environmental Law" means any federal, state, or local statue, or regulation regulating pollution, contamination, releases of hazardous or toxic substances, wastes or material into the air, land, soil, surface water, groundwater, or other medium, including, but not limited to, statutes or regulations regulating the cleanup of these substances, wastes, or material.

          "Site" means any location, facility, or property as defined under any Environmental Law, whether or not presently or formerly owned or operated by the debtor, including, but not limited to, disposal sites.

          "Hazardous Material" means anything defined as a hazardous waste, hazardous substance, toxic substance, hazardous material, pollutant, or contaminant or similar term under an Environmental Law.

a. List the name and address of every site for which the debtor has received notice in writing by a governmental unit, the date of the notice, and, if known, the Environmental Law:

In re: Enron Corp
Case No. 01-16034


       ================================== ============================================= =================== =====================
             SITE NAME AND ADDRESS          NAMES AND ADDRESSES OF GOVERNMENTAL UNIT      DATE OF NOTICE     ENVIRONMENTAL LAW
       ---------------------------------- --------------------------------------------- ------------------- ---------------------

              Conoco HQ Dehy (b)                  Railroad Commission of Texas               01/07/02         Texas Water Code
          Located within the Aransas                      PO Box 12967
         National Wildlife Refuge, in                   Austin, TX 78711
       Aransas county, approx. 12 miles
       south-southeast of Tivoli, Texas

               Daggs #2 Dehy (b)                  Railroad Commission of Texas               01/07/02         Texas Water Code
       Located 0.5 miles west of hwy. US 77,              PO Box 12967
       in Dewitt County, approx. 25 miles               Austin, TX 78711
           north of Victoria, Texas

       Decorah Manufactured Gas Plant Site       U.S. Environmental Protection Agency        01/07/02              CERCLA
          (Docket Number VII-96-F-0023)
        Block 9 in Park addition to the                 726 Minnesota Ave.
        City of Decorah (DMGP site was                Kansas City, KS 66101
             located at corners of
          Decorah Ave. and Sumner Street

                  Las Tiendas                     Railroad Commission of Texas               01/07/02         Texas Water Code
       Located 10 miles west of hwy. US                   PO Box 12967
        83, in Webb County, approx. 25                  Austin, TX 78711
       miles northwest of Laredo, Texas

            Magnolia City Plant (a)               Railroad Commission of Texas               01/07/02         Texas Water Code
        Located on south side of County                   PO Box 12967
           road 93, approx. 4 miles                     Austin, TX 78711
       southeast of Aguaa Dulce, Nueces
                 County, Texas

              Robstown Plant (a)                  Railroad Commission of Texas               01/07/02         Texas Water Code
       Located on south side of hwy. FM                   PO Box 12967
         665, approx. 8 miles west of                   Austin, TX 78711
        Driscoll, Nueces County, Texas

          Smith Production Derby (b)              Railroad Commission of Texas               01/07/02         Texas Water Code
                                                          PO Box 12967
                                                        Austin, TX 78711

               Tuleta Plant (a)                   Railroad Commission of Texas               01/07/02         Texas Water Code
         located 1 mile south of hwy.                     PO Box 12967
             1465, approx. 4 miles                      Austin, TX 78711
         west-southwest of Tuleta, Bee
                 County, Texas

              Victoria Plant (a)                  Railroad Commission of Texas               01/07/02         Texas Water Code
                                                          PO Box 12967
                                                        Austin, TX 78711
       --------------------------------------------------------------------------------------------------------------------------
       Notes:
       (a) The site is owned by TerraCo, which is a non-Debtor entity. However,
       Enron Corp has provided an indemnity to the former owner of the site for any environmental liability.

       (b) TerraCo, which is a non-Debtor entity, and Enron Corp have provided separate indemnities to the current owner of the site for any environmental liability.
       ==========================================================================================================================

In re: Enron Corp
Case No. 01-16034


b. List the name and address of every site for which the debtor provided notice to a governmental unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice.

     =================================== ============================================= =================== =====================
            SITE NAME AND ADDRESS           NAMES AND ADDRESSES OF GOVERNMENTAL UNIT      DATE OF NOTICE     ENVIRONMENTAL LAW
     ----------------------------------- --------------------------------------------- ------------------- ---------------------
           REFER TO 17a AND 17c

     =================================== ============================================= =================== =====================

c. List all judicial or administrative proceedings, including settlements or orders, under any Environmental Law with respect to which the debtor is or was a party. Indicate the name and address of the governmental unit that is or was a party to the proceeding, and the docket number.

     =========================================== ===================================== =========================================
      NAMES AND ADDRESSES OF GOVERNMENTAL UNIT              DOCKET NUMBER                       STATUS OR DISPOSITION
     ------------------------------------------- ------------------------------------- -----------------------------------------
      U.S. Environmental Protection Agency                 Not Applicable              Enron responded to Clean Water Act Agency
        Water Enforcement Division (2243A)                                             section 308 request for information on
          Room 4118a, Ariel Rios South,                                                           January 30, 2002
         1200 Pennsylvania Avenue, N.W.
             Washington, D.C. 20004

         U.S. Environmental Protection                      VII-98-F-0017              All actions required by UAO were
               Agency, Region VII                                                      completed in 1999. Only outstanding item
               726 Minnesota Ave.                                                      is issuance of Certificate of Completion
              Kansas City, KS 66101                                                              by EPA Region VII.
     =========================================== ===================================== =========================================

In re: Enron Corp
Case No. 01-16034

18.  Nature, location and name of business


     a. If the debtor is an individual, list the names, addresses, taxpayer identification numbers, nature of the businesses, and beginning and ending dates of all businesses in which the debtor was an officer, director, partner, or managing executive of a corporation, partnership, sole proprietorship, or was a self-employed professional within the six years immediately preceding the commencement of this case, or in which the debtor owned 5 percent or more of the voting or equity securities within the six years immediately preceding the commencement of this case.

               If the debtor is a partnership, list the names and addresses, taxpayer identification numbers, nature of the businesses, and beginning and ending dates of all businesses in which the debtor was a partner or owned 5 percent or more of the voting or equity securities, within the six years immediately preceding the commencement of this case.

               If the debtor is a corporation, list the names and addresses, taxpayer identification numbers, nature of the businesses, and beginning and ending dates of all businesses in which the debtor was a partner or owned 5 percent or more of the voting or equity securities, within the six years immediately preceding the commencement of this case.

         ================== ================ ================ ========================= ==================================
               NAME          TAXPAYER I.D.       ADDRESS         NATURE OF BUSINESS        BEGINNING AND ENDING DATES
                                NUMBER
         ------------------ ---------------- ---------------- ------------------------- ----------------------------------
                  SEE EXHIBIT 18a

         =================================== ================ ========================= ==================================

     b. Identify any business listed in response to subdivision a., above, that is "single asset real estate" as defined in 11 U.S.C. ss. 101

         ==================================================== ============================================================
                                NAME                                                    ADDRESS
         ---------------------------------------------------- ------------------------------------------------------------
                                NONE

         ==================================================== ============================================================

               The following questions are to be completed by every debtor that is a corporation or partnership and by any individual debtor who is or has been, within the six years immediately preceding the commencement of this case, any of the following: an officer, director, managing executive, or owner of more that 5 percent of the voting or equity securities of a corporation; a partner, other than a limited partner, of a partnership; a sole proprietor or otherwise self-employed.

               (An individual or joint debtor should complete this portion of the statement only if the debtor is or has been in business, as defined above, within six years immediately preceding the commencement of this case. A debtor who has not been in business within those six years should go directly to the signature page.)

In re: Enron Corp
Case No. 01-16034


19.  Books, records and financial statements.

     a. List all bookkeepers and accountants who within the two years immediately preceding the filing of this bankruptcy case kept or supervised the keeping of books of account and records of the debtor.

         ======================================= ==================================== ====================================
                    NAME AND ADDRESS                            TITLE                       DATES SERVICES RENDERED
         --------------------------------------- ------------------------------------ ------------------------------------
                   Richard A. Causey             Executive Vice President and Chief            12/2/99 - 12/2/01
                                                         Accounting Officer

                      Robert Butts                Managing Director and Controller             12/2/99 - 12/2/01

                      Mark Lindsey                  Vice President and Assistant               12/2/99 - 12/2/01
                                                             Controller
         ======================================= ==================================== ====================================

     b. List all firms or individuals who within the two years immediately preceding the filing of this bankruptcy case have audited the books of account and records, or prepared a financial statement of the debtor.

         ========================================================================== ======================================
                                     NAME AND ADDRESS                                      DATES SERVICES RENDERED
         -------------------------------------------------------------------------- --------------------------------------
                                      Arthur Andersen                                        12/2/99 - 12/31/01
                               711 Louisiana St., Suite 1300
                                     Houston, TX 77002
         ========================================================================== ======================================

     c. List all firms or individuals who at the time of the commencement of this case were in possession of the books of account and records of the debtor. If any of the books of account and records are not available, explain.

         ========================================================== ======================================================
                                NAME AND ADDRESS                                             TITLE
         ---------------------------------------------------------- ------------------------------------------------------
                               Richard A. Causey                     Executive Vice President and Chief Accounting Officer
                                  Robert Butts                                 Managing Director and Controller
                                  Mark Lindsey                             Vice President and Assistant Controller
         ========================================================== ======================================================

     d. List all financial institutions, creditors, and other parties, including mercantile and trade agencies, to whom a financial statement was issued within the two years immediately preceding the commencement of this case by the debtor.

         =============================================================== =================================================
                                NAME AND ADDRESS                                           DATE ISSUED
         --------------------------------------------------------------- -------------------------------------------------
                                    SEE NOTE

         -----------------------------------------------------------------------------------------------------------------
         Note: In the ordinary course, the Debtor may have provided financial information to banks, customers, suppliers and rating agencies.
         =================================================================================================================

In re: Enron Corp
Case No. 01-16034


20.  Inventories

     a. List the dates of the last two inventories taken of your property, the name of the person who supervised the taking of each inventory, and the dollar amount and basis of each inventory.

         =========================================== ============================== ======================================
                     DATE OF INVENTORY                    INVENTORY SUPERVISOR          DOLLAR AMOUNT OF INVENTORY
                                                                                     (Specify cost, market or other basis)
         ------------------------------------------- ------------------------------ --------------------------------------
                            NONE
         =========================================== ============================== ======================================

     b. List the name and address of the person having possession of the records of each of the two inventories reported in a., above.

         ============================================= ===================================================================
                LOCATION AND DATE OF INVENTORY                 NAME AND ADDRESS OF CUSTODIAN OF INVENTORY RECORDS
         --------------------------------------------- -------------------------------------------------------------------
                        NOT APPLICABLE

         ============================================= ===================================================================

21.  Current Partners, Officers, Directors and Shareholders.

     a. If the debtor is a partnership, list the nature and percentage of partnership interest of each member of the partnership.

         =========================================== ============================== ======================================
                      NAME AND ADDRESS                    NATURE OF INTEREST           NATURE AND PERCENTAGE OF STOCK
                                                                                                  OWNERSHIP
         ------------------------------------------- ------------------------------ --------------------------------------
                       NOT APPLICABLE

         =========================================== ============================== ======================================

     b. If the debtor is a corporation, list all officers and directors of the corporation, and each stockholder who directly or indirectly owns, controls, or holds 5 percent or more of the voting or equity securities of the corporation.

         =========================================== ============================== ======================================
                      NAME AND ADDRESS                           TITLE                 NATURE AND PERCENTAGE OF STOCK
                                                                                                  OWNERSHIP
         ------------------------------------------- ------------------------------ --------------------------------------
                      SEE EXHIBIT 21b

         =========================================== ============================== ======================================

In re: Enron Corp
Case No. 01-16034


22.  Former partners, officers, directors, and shareholders.

     a. If the debtor is a partnership, list each member who withdrew from the partnership within one year immediately preceding the commencement of this case.

         =========================================== ============================== ======================================
                      NAME AND ADDRESS                           TITLE                       DATE OF WITHDRAWAL
         ------------------------------------------- ------------------------------ --------------------------------------
                       NOT APPLICABLE

         =========================================== ============================== ======================================

     b. If the debtor is a corporation, list all officers, or directors whose relationship with the corporation terminated within one year immediately preceding the commencement of this case.

         =================================== ======================================== ====================================
                  NAME AND ADDRESS                           TITLE                           DATE OF TERMINATION
         ----------------------------------- ---------------------------------------- ------------------------------------
                  Ken L. Harrison                           Director                                5/1/01
                  Jerome J. Meyer                           Director                                5/1/01
                Jeffrey K. Skilling                 Director, President & CEO                       8/14/01
                  John A. Urquhart                          Director                                5/1/01
                 J.Clifford Baxter                       Vice Chairman                              5/1/01
                    Andrew Fastow                    Executive Vice President                       10/24/01
                 Ben F. Glisan, Jr.               Managing Director & Treasurer                     11/7/01
                   David L. Haug                     EVP, Asset Monetization                        5/1/01
                Charlene R. Jackson          Managing Director, Intellectual Capital                3/16/01
         =================================== ======================================== ====================================

23.  Withdrawals from a partnership or distributions by a corporation.

     If the debtor is a partnership or corporation, list all withdrawals or distributions credited or given to an insider, including compensation in any form, bonuses, loans, stock redemptions, options exercised and any other perquisite during one year immediately preceding the commencement of this case.

     ==================================== ========================================= ==================================
        NAME & ADDRESS OF RECIPIENT,           DATE AND PURPOSE OF WITHDRAWAL        AMOUNT OF MONEY OR DESCRIPTION
           RELATIONSHIP TO DEBTOR                                                         AND VALUE OF PROPERTY
     ------------------------------------ ----------------------------------------- ----------------------------------
                           REFER TO RESPONSE TO QUESTION 3b

     ------------------------------------------------------------------------------ ----------------------------------

24.  Tax Consolidation Group

     If the debtor is a corporation, list the name and federal taxpayer identification number of the parent corporation of any consolidated group for tax purposes of which the debtor has been a member at any time within the six-year period immediately preceding the commencement of the case.

     ==================================================== ============================================================
                 NAME OF PARENT CORPORATION                             TAXPAYER IDENTIFICATION NUMBER
     ---------------------------------------------------- ------------------------------------------------------------
                         Enron Corp.                                              47-0255140

     ---------------------------------------------------- ------------------------------------------------------------
     Note:  Enron Corp. was acquired in July 1997.
     =================================================================================================================

In re: Enron Corp
Case No. 01-16034


25.  Pension Funds

     If the debtor is not an individual, list the name and federal taxpayer identification number of any pension fund to which the debtor, as an employer, has been responsible for contributing at any time within the six-year period immediately preceding the commencement of the case.

     ==================================================== ============================================================
                    NAME OF PENSION FUND                                TAXPAYER IDENTIFICATION NUMBER
     ---------------------------------------------------- ------------------------------------------------------------
                Enron Corp. Cash Balance Plan                                   47-0255140-009
                      Enron Corp. ESOP                                          47-0255140-008
                  Enron Corp. Savings Plan                                      47-0255140-001

     ==================================================== ============================================================

                            [concluded on next page]

In re: Enron Corp
Case No. 01-16034


I declare under penalty of perjury that I have read the answers contained in the foregoing statement of financial affairs and any attachments thereto and that they are true and correct to the best of my knowledge, information and belief, subject to the global notes and various footnotes set forth therein.

Date:  June 14, 2002                Signature  /s/ RAYMOND M. BOWEN, JR
      --------------                           ---------------------------------
                                    Print Name Raymond M. Bowen, Jr.
                                               ---------------------------------
                                    Title      Executive Vice President, Chief
                                               -------------------------------
                                                 Financial Officer and Treasurer
                                                 -------------------------------



Penalty for making a false statement: Fine of up to $500,000 or imprisonment for up to 5 years, or both. 18 U.S.C.ss. 152 and 3571.